Exhibit 4.2

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

AMENDMENT NO. 1, dated as of December 21, 2009 (this “Amendment”), to the Rights Agreement, dated as of January 19, 2006 (the “Rights Agreement”), between The Stanley Works, a Connecticut corporation (the “Company”), and Computershare Investor Services L.L.C., as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

WHEREAS, the Board of Directors of the Company has authorized and adopted this Amendment at a meeting of directors duly called and held;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

1. Section 24(c) of the Rights Agreement is hereby amended by deleting the text “Section 4(c)(1)” contained therein, and substituting, in lieu thereof, the text “Section 3A(c)(1)”.

2. Section 3A(a) of Exhibit A to the Rights Agreement is hereby amended by deleting the number “250,000” contained therein, and substituting, in lieu thereof, the number “1,100,000”.

3. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

4. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Attest:		THE STANLEY WORKS

By:	/s/ Kathryn P. Sherer	By:	/s/ Bruce H. Beatt

Name: Kathryn P. Sherer Title: Assistant Secretary		Name: Bruce H. Beatt Title: Vice President, General Counsel and Secretary

Attest:		COMPUTERSHARE INVESTOR SERVICES L.L.C.

By:	/s/ Jeff Seideis	By:	/s/ Dennis V. Moccia

Name: Jeff Seideis Title: Relationship Manager		Name: Dennis V. Moccia Title: Manager, Contract Administration